Exhibit 6.9

FIRST AMENDMENT TO AGREEMENT FOR
PURCHASE AND SALE

THIS FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE (“Amendment”) is made and entered into as of this 15th day of September, 2023 (“Effective Date”), by and between 1SO MIDTOWN III LLC, a Delaware limited liability company (“Buyer”) and DIF MIDTOWN III LLC, a Missouri limited liability company (“Seller”).

RECITALS:

A.       Buyer and Seller entered into that certain Agreement for Purchase and Sale (”Purchase Agreement”), dated as of September 6, 2023, for the purchase and sale of certain real property known commonly as 571 Monon Boulevard, Carmel, Indiana 46032 (“Property”).

B.       Buyer and Seller desire to amend the terms of the Purchase Agreement upon the terms and conditions set forth herein.

AGREEMENT:

NOW THEREFORE, in consideration of the above premises, the mutual obligations of the parties set forth in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.       The foregoing recitals are incorporated herein by this reference.

2.       Purchase Price Adjustment. The Purchase Price set forth in Section 1.1 of the Purchase Agreement is hereby amended to be Seventeen Million, Eight Hundred Fifty Thousand and 00/100 Dollars ($17,850,000.00), subject to the adjustments set forth in the Purchase Agreement.

3.       Title Survey. Except as expressly set forth in this Amendment, the parties agree that Buyer has waived its right to object to any matters of title or survey under Section 5.1 of the Purchase Agreement.

Reference is made to that certain Declaration of Drainage, Access and Utility Easement, dated June 22, 2017, executed by Midwest East Block 3 L.L.C. (“Utility Easement”), which instrument is incorporated herein by reference as Exhibit A.

Prior to Seller’s ownership of the Property, the Declarant (as defined in the Utility Easement) owned the Property, and granted to the Benefitted Parties (as defined in the Utility Easement) a certain easement over, upon, beneath and across certain real estate described in the Utility Easement, which real estate is described therein as the Easement Parcel. Among other things, the Declarant is responsible for the repair, maintenance and replacement, and the costs thereof (collectively “maintenance and repair”) of the Easement Parcel pursuant to the terms of the Utility Easement. Pursuant to the Utility Easement, the obligations of the Declarant with respect to the maintenance and repair of the Easement Parcel run with land; and upon Seller’s acquisition of the Property, Seller became responsible for the maintenance and repair of the Easement Parcel. It is contemplated in the Utility Easement that the City of Carmel and/or City of Carmel Redevelopment Commission (“CRC”) or City of Carmel Redevelopment Authority (“CRA”) will accept the dedication of the Easement Parcel. Section 9 of the Purchase Agreement is hereby amended by adding to said Section the following Subsection 9.1.11.

“Buyer shall have received prior to the Closing Date evidence that either (i) the City, CRC or CRA has accepted the dedication of the Easement Parcel, or (ii) upon Buyer’s acquisition of the Property, Buyer is not responsible for the maintenance and repair of the Easement Parcel.”

Seller represents that, as of the Effective Date of this Agreement, Seller has no actual knowledge that the Easement Parcel is in need of repair or maintenance; and Buyer hereby waives any obligation of Seller to maintain or repair the Easement Parcel prior to the Closing Date.

4.       Diligence Items and Physical Inspection. This Amendment shall constitute the Approval Notice pursuant to Section 6.3 of the Purchase Agreement, that Buyer is satisfied with all of the Inspections described in Section 6 of the Purchase Agreement, and that Buyer hereby waives its right to terminate the Purchase Agreement pursuant to said Section 6.

5.       Tenant Estoppels. Buyer hereby confirms that the condition precedent set forth in Section 9.1.3 concerning the Tenant Estoppel Certificates has been satisfied.

6.       CRC/CRA Estoppels. The form of CRC/CRA Estoppel Certificate is attached hereto and made a part hereof as Exhibit B. The execution and delivery of the CRC/CRA Estoppel Certificate by the CRA shall constitute the satisfaction of the conditions precedent set forth in Sections 9.1.4, 9.1.5, 9.1.6 and 9.1.7 of the Purchase Agreement.

7.       Definition of Taxpayer Agreement. The term “Taxpayer Agreement”, as previously defined in the Purchase Agreement, shall hereafter be defined as that certain Taxpayer Agreement (South Commercial Component) dated July 20, 2016, executed by and between CRC and Midtown East Block 3, L.L.C., as amended by that certain First Amendment to Taxpayer Agreement (South Commercial Component) dated as of July 1, 2019, executed by and between CRC and Midtown East Block 3, L.L.C.

8.       Assignment and Assumption Agreement. Exhibit I of the Purchase Agreement (Assignment and Assumption Agreement) is hereby deleted in its entirety, and is replaced with the Form of Assignment and Assumption Agreement attached hereto as Exhibit C.

9.       Replacement Taxpayer Agreements Guaranty. The Form of the Replacement Taxpayer Agreement Guaranty is attached hereto and made a part hereof as Exhibit D. At Closing, Buyer shall execute the Replacement Taxpayer Agreements Guaranty in conjunction with Buyer’s assumption of the Taxpayer Agreement pursuant to the Assignment and Assumption Agreement and as a condition precedent to Buyer’s obligations to purchase the Property, such Replacement Taxpayer Agreements Guaranty shall be duly executed and delivered by CRC in a form substantially similar to Exhibit D.

10.     CRC Project Costs. Buyer and Seller acknowledge that in connection with obtaining the request estoppels and approvals from the CRA and CRC, Buyer was required to execute and deliver a Reimbursement Agreement with the CRC wherein Buyer agreed to reimburse the CRC for all costs, expenses, fees, and charges, including reasonable attorney’s fees, incurred by the CRC in connection therewith (the “CRC Project Costs”). Buyer and Seller agree that Buyer and Seller shall each be responsible for fifty percent (50%) of any such CRC Project Costs that are actually incurred.

11.     Ratification of Purchase Agreement. As amended hereby, the Purchase Agreement, and each and every provision thereof is hereby ratified and confirmed by Buyer and Seller and shall remain in full force and effect by and between Buyer and Seller.

12.     Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

13.     Counterparts. This Amendment may be executed in counterparts, all of which taken together shall be deemed one original, and shall be effective upon execution thereof by each of Buyer and Seller, notwithstanding the fact that both of the parties hereto are not signatories to the original or same counterpart. Any signature of Buyer or Seller which is delivered by facsimile, electronic mail or photocopy shall be deemed to be an original signature and shall be effective upon receipt thereof by the party seeking to enforce this Amendment.

14.    Capitalization. Capitalized terms not otherwise defined herein shall have the same meaning as provided in the Purchase Agreement.

[Rest of Page Intentionally Left Blank; Signatures on Following Pages]

SIGNATURE PAGE OF THE FIRST AMENDMENT TO

AGREEMENT FOR PURCHASE AND SALE

WHEREFORE, the parties hereto have executed this Amendment as of the day and year first above written.

BUYER:

1SO MIDTOWN III LLC, a Delaware limited liability company

By:	/s/ Jeffrey Karsh

Name:	Jeffrey Karsh

Title:	Authorized Signatory

SIGNATURE PAGE OF THE FIRST AMENDMENT TO

AGREEMENT FOR PURCHASE AND SALE

WHEREFORE, the parties hereto have executed this Amendment as of the day and year first above written.

SELLER:

DIF MIDTOWN III LLC, a Delaware limited liability company

By:	/s/ Mike Donovan

Name:	Mike Donovan

Title:	Member

EXHIBIT A

UTILITY EASEMENT

(incorporated herein by reference)

EXHIBIT B

FORM OF CRC/CRA ESTOPPEL CERTIFICATE

________________, 2023

1SO Midtown III LLC c/o
Tryperion Partners

11601 Wilshire Blvd., Suite
1690 Los Angeles, CA 90025
Attention: Jeffrey Karsh

E-mail: jkarsh@tryperion.com

To Whom It May Concern:

Reference is hereby made to that certain Agreement for Purchase and Sale by and among 1SO Midtown III LLC, a Delaware limited liability company (the “Buyer”) and DIF Midtown III LLC, a Delaware limited liability company (“Seller”) dated as of September 6, 2023 (as the same may be amended from time to time, the “Purchase Agreement”), pursuant to which Seller has agreed to sell and Buyer has agreed to purchase, among other things, (i) that certain real property located at 571 Monon Boulevard, Carmel, Indiana 46032 (the “Property”), (ii) Seller’s corporate shares (the “Shares”) in Midtown South Parking Garage Partners, Inc. (“MSPGP”), and (iii) indirectly through the transfer of the Shares, Seller’s interest in each of the Project Documents (as hereinafter defined). The transaction to be consummated pursuant to the Purchase Agreement is referred to herein as the “Transaction”.

The undersigned, The City of Carmel Redevelopment Authority (“CRA”), does hereby certify to Buyer and any future lender of Buyer from time to time (together with their respective successors and assigns), in connection with Buyer's proposed acquisition and financing of the Property and the Shares that:

1.        CRA is a party to that certain: (i) Declaration – Midtown South – Residential/South Garage (the “Declaration”), (ii) Operating Agreement South Garage Property (“Operating Agreement”), (iii) Installment Purchase Contract South Garage Property (“Installment Contract”), each dated as of July 12, 2017, and (iv) Lease Agreement dated as of March 23, 2016 between the CRA, as lessor, and the City of Carmel Redevelopment Commission (the “CRC”), as lessee (as amended from time to time, the “Lease”) (each of the documents listed in clauses (i) through (iv), a “Project Document” and collectively, the “Project Documents”).

2.        True, correct and complete copies of the Project Documents, including all amendments, supplements and other modifications are attached hereto as Exhibit A. The Project Documents attached as Exhibit A represent the entire agreement between CRA and the respective counterparties as to each Project Document and the Project Documents have not otherwise been modified, supplemented or amended in any way as of the date hereof.

3.          Each of the Project Documents is in full force and effect, and CRA has not received, nor has CRA given, any written notice of default pursuant to the terms of any of the Project Documents that remains uncured.

4.          To CRA's knowledge: a) there is no existing uncured default under the Project Documents with respect to any monetary or non-monetary provision of any Project Document; and b) no event has occurred which, with the passage of time or giving of notice, or both, would constitute a default with respect to any provision of the Project Documents.

5.          As of the date hereof, CRC has made all Fixed Annual Rentals (as defined in the Lease) and Additional Rentals (as defined in the Lease) to CRA as required under the Lease.

6.          The CRA does hereby approve and consent to the Transaction as contemplated by the terms and provisions of the Purchase Agreement, including, the acquisition of the Property by Buyer and the transfer of the Shares from Seller to Buyer.

7.          The undersigned individuals is duly authorized to execute this certificate.

The truth and accuracy of the certifications contained herein may be relied upon by Buyer, and any future lender of Buyer from time to time (together with their respective successors and assigns) and said certifications shall be binding upon CRA and its successors and assigns, and inure to the benefit of Buyer and such future lender of Buyer from time to time (together with their respective successors and assigns).

The certifications contained herein do not modify the Project Documents, with the sole effect of said certifications being to estop CRA from taking a position against Buyer and any future lender of Buyer from time to time (together with their respective successors and assigns) which is inconsistent with the certifications contained herein, to the extent such party (a) did not have actual knowledge of facts contrary to those contained herein, and (b) reasonably relied to its detriment upon the certifications contained herein.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this instrument has been executed as of the day and year first written above.

CRA:

THE CARMEL REDEVELOPMENT AUTHORITY

By:
Name:
Title:

EXHIBIT A

PROJECT DOCUMENTS

[ATTACHED HERETO]

EXHIBIT C

EXHIBIT I

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (“Assignment”) is entered into as of the ____ day of____________, 2023, by DIF MIDTOWN III LLC, a Missouri limited liability company (“Assignor”), and 1SO MIDTOWN III LLC, Delaware limited liability company (“Assignee”).

RECITALS:

A.                Assignor has sold and conveyed to Assignee all of that tract or parcel of land more particularly described in that certain deed executed by Assignor in favor of Assignee dated as of the date hereof, together with all improvements thereon and all rights, easements, and appurtenances thereto (hereinafter collectively referred to as the “Property”) pursuant to that certain Agreement for Purchase and Sale between Assignor and Assignee dated as of September 5, 2023 (the “Purchase Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

B.                 In connection with such conveyance of the Property, Assignor and Assignee wish to enter into this Assignment to evidence the terms of the transfer by Assignor to Assignee of all right, title, and interest of Assignor (i) as landlord, in and to all leases, subleases and other occupancy agreements (collectively, the “Leases”) in force and effect at the date hereof, whether or not of record, for the use or occupancy of any portion of the Property including the leases identified in Exhibit A hereto; (ii) in and to all guaranties (collectively, the “Guaranties”) of the obligations of the tenants under the Leases, if any; (iii) in and to all security deposits (hereinafter collectively referred to as the “Security Deposits”) as described in the Leases, the receipt of which is hereby acknowledged by Assignee; (iv) intentionally omitted, (v) in and to all site plans, construction and development drawings, plans and specifications (collectively, the “Plans”) for the Property; (vi) in and to all sewer and water permits and licenses, building permits, certificates of occupancy, demolition and excavation permits, curb cut and right-of-way permits, drainage rights, permits, licenses, and similar or equivalent private and governmental documents of every kind and character whatsoever pertaining or applicable to or in any way connected with the development, construction, ownership, or operation of the Property (collectively, the “Permits”), (vii) in and to all warranties and guaranties pertaining or applicable to or in any way connected with the development, construction, ownership or operation of the Property (collectively, the “Warranties”), (viii) in and to the Taxpayer Agreement, (ix) in and to the Parking Garage Operating Agreement, (x) in and to the Parking Garage Property Installment Contract, and (xi) in and to the Garage Maintenance Contribution Agreement (“Garage Contribution Agreement”). The Leases, Guaranties, Security Deposits, Plans, Permits, Warranties, Taxpayer Agreement, Parking Garage Operating Agreement, Parking Garage Installment Contract and Garage Contribution Agreement are sometimes referred to collectively as the “Assigned Instruments”.

NOW, THEREFORE, for and in consideration of the foregoing recitals, which are incorporated herein, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, Assignor and Assignee hereby agree as follows:

(i)	Transfer and Assignment. Assignor hereby sells, transfers, assigns, delivers, and conveys to Assignee all right, title, and interest of Assignor in, to, and under the Assigned Instruments. Assignor agrees to and shall indemnify, defend and hold Assignee harmless from and against any and all claims, liability, loss, damage, cost and expense (including reasonable attorney’s fees) which Assignee may sustain or incur by reason of any breach by Assignor of the Assigned Instruments first accruing or arising prior to the date hereof.

(ii)	Assumption of Obligations. Assignee hereby unconditionally assumes and agrees to observe and perform all of the obligations, liabilities, and duties of Assignor under the Assigned Instruments. Assignee agrees to and shall indemnify, defend and hold Assignor harmless from and against any and all claims, liability, loss, damage, cost and expense (including reasonable attorney’s fees) which Assignor may sustain or incur by reason of any breach by Assignee of the Assigned Instruments first accruing on or arising after the date hereof. Additionally, Assignee shall be solely responsible for the return of any Security Deposits under the Leases.

(iii)	Governing Law. This instrument shall be governed by and construed in accordance with the internal laws of the state in which the Property is located, without reference to the conflict of laws or choice of law provisions thereof.

(iv)	Binding Effect. This instrument shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

(v)	Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument.

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2

WHEREFORE, Assignor and Assignee have each caused this Assignment to be executed by its duly authorized signatory as of the day and year first above written.

ASSIGNOR:

DIF MIDTOWN III LLC,
a Missouri limited liability company

By:

Name:

Title:

ASSIGNEE:

1SO MIDTOWN III LLC,
a Delaware limited liability company

By:

Name:

Title:

3

EXHIBIT D

FORM OF REPLACEMENT TAXPAYER AGREEMENTS GUARANTY

First Phase

1st stREIT

This Replacement Taxpayer Agreements Guaranty (First Phase-Diamond) (the “Guaranty”) is executed this ____ day of____________, 2023, by 1st stREIT Office Inc. (“Guarantor”) and The City of Carmel Redevelopment Commission (“CRC”).

1.             Definitions.

Bonds shall mean “Bonds”, as defined in the SCC Taxpayer Agreement.

Developer shall mean Midtown Carmel Development, L.L.C.

Event of Default shall mean an “Event of Default”, as defined in the SCC Taxpayer Agreement.

Financial Requirements shall mean the “Financial Requirements”, as defined in the Master Project Agreement.

First Phase Project Agreement shall mean that certain Project Agreement (First Phase) executed by and between CRC and Developer and dated May 18, 2016, as amended by that certain Amendment to Project Agreement (First Phase) dated July 20, 2016.

Guaranteed Obligations shall mean all obligations, liabilities, and indebtedness of the Obligors to CRC at any time, and from time to time, existing under the SCC Taxpayer Agreement, including, without limitation, all reasonable attorneys’ fees and other costs and expenses incurred by CRC in the enforcement or collection thereof; whether such obligations, liabilities, and indebtedness are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several.

Guarantor Replacement Conditions shall mean the “Guarantor Replacement Conditions”, as defined in the Master Project Agreement.

Laws shall mean all applicable: (a) laws, statutes, and/or ordinances; (b) governmental rules, regulations, and/or guidelines; and (c) judicial orders, consents, and/or decrees.

Master Project Agreement shall mean that certain Project Agreement (Midtown) executed by and between CRC and Developer and dated May 18, 2016, as amended by that certain Amendment to Project Agreement (First Phase) dated July 20, 2016.

Obligors shall mean, individually and/or collectively, as applicable: (a) each person or entity becoming an owner of the SCC Site as of the date hereof; and (b) each successor owner of the SCC Site during the term of the SCC Taxpayer Agreement.

Qualified Entity shall mean a “Qualified Entity”, as defined in the Master Project Agreement.

Real Estate Investment Trust shall mean a “real estate investment trust” within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations promulgated pursuant to thereto in temporary or final form.

South Commercial Component shall mean the “South Commercial Component”, as defined in the SCC Taxpayer Agreement.

SCC Increment Projections shall mean the “SCC Increment Projections”, as defined in the SCC Taxpayer Agreement. The SCC Increment Projections are attached hereto as Exhibit A.

SCC Site shall mean the “SCC Site”, as defined in the SCC Taxpayer Agreement.

SCC Taxpayer Agreement shall mean that certain Taxpayer Agreement (South Commercial Component) dated July 20, 2016, executed by and between CRC and Midtown East Block 3, L.L.C., as the then-owner of the SCC Site, as amended by that certain First Amendment to Taxpayer Agreement (South Commercial Component) dated as of July 1, 2019, executed by and between CRC and Midtown East Block 3, L.L.C., as the then-owner of the SCC Site.

Subordinated Debt shall mean all obligations, liabilities, and indebtedness of Developer and/or any other Obligor to Guarantor, together with all interest accruing thereon, whether such obligations, liabilities, and indebtedness are: (a) direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, joint and several, or evidenced by a written instrument; or (b) now due or hereafter to be due, now existing or hereafter owed, or now held or hereafter to be held by Guarantor.

Supplemental Payments shall mean the “Supplemental Payments”, as defined in the SCC Taxpayer Agreement.

Term shall mean the period: (a) commencing on the date hereof; and (b) expiring on the last to occur of: (i) the expiration of the terms of the SCC Taxpayer Agreement; or (ii) the date on which: (A) the Guaranteed Obligations have been paid and performed in full; and (B) all amounts due from Guarantor hereunder, if any, have been paid in full.

2.             Guarantee. Guarantor absolutely and unconditionally guarantees the full and prompt payment of the Guaranteed Obligations. This Guaranty shall continue in full force and effect throughout the Term and, within ten business days after receipt of written request from CRC given not more frequently than once per year during the Term, Guarantor shall deliver to CRC a written reaffirmation of this Guaranty in form and substance reasonably acceptable to CRC.

3.             Representations. Guarantor represents, warrants, and covenants to CRC that:

(a)           Guarantor: (i) is fully informed as to the SCC Taxpayer Agreement and the obligations of the Obligors thereunder; (ii) to the best of its knowledge, has full and complete access to any and all information with respect to: (A) the transactions contemplated by, or referenced in, the SCC Taxpayer Agreement; and (B) the value of the SCC Site, together with the South Commercial Component; (iii) had the opportunity to investigate and determine independently: (A) the transactions contemplated by, or referenced in, the SCC Taxpayer Agreement; and (B) the value of the SCC Site, together with the South Commercial Components; and (iv) has full and complete access to any and all information with respect to: (A) the financial status of the current Obligors; and (B) the ability of the current Obligors to perform the Guaranteed Obligations.

(b)           Guarantor has full authority to enter into this Guaranty, and the person executing this Guaranty has full authority to execute this Guaranty on behalf of Guarantor.

(c)           this Guaranty is the legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms and conditions.

(d)           there is no action or proceeding at law or in equity, or by or before any court or governmental instrumentality or agency, now pending against or, to the knowledge of Guarantor, threatened against, Guarantor that may materially and adversely affect the financial condition of Guarantor, and the execution of this Guaranty does not contravene any agreement or order of any court binding on Guarantor.

(e)           Guarantor shall: (i) maintain consistently prepared financial statements; and (ii) provide to CRC, within ten days after receipt of a written request from CRC, financial statements and/or such other financial information as CRC reasonably may request; provided that, absent a continuing Event of Default with respect to the payment or performance of all or any part of the Guaranteed Obligations, CRC shall not request such financial statements and/or other financial information more than twice in any given calendar year. CRC agrees that, during any period in which the financial statements and other financial information provided by Guarantor are not publicly or generally available or accessible, the financial statements and any other financial information provided by Guarantor are “[C]onfidential financial information obtained, upon request, from a person . . . .” and, accordingly, pursuant to Indiana Code § 5-14-3-4(a)(5), may not be disclosed by CRC; provided that Guarantor agrees that CRC may share such financial statements and other financial information with its consultants, so long as such consultants agree to maintain the confidentiality thereof.

(f)            all financial statements and other financial information provided to CRC in connection with this Guaranty shall represent fairly (and have, in the past, represented fairly) the financial condition of Guarantor as of the dates on which, and/or the periods for which, such financial statements and other financial information are (or were) furnished.

(g)           all other information, reports, and other papers and data furnished to CRC shall be: (i) accurate and correct in all material respects at the time given; and (ii) complete, such that CRC is given a true and accurate reporting of the subject matter.

(h)           the Financial Requirements currently are, and at all times during the Term shall remain, satisfied; provided that, if, at any time during the Term the Financial Requirements are not satisfied, then, within ten days after Guarantor determines that the Financial Requirements are not satisfied, Guarantor shall deliver written notice thereof to CRC.

(i)            prior to each July 1 during the Term, Guarantor shall deliver to CRC a certificate, executed by an executive officer of Guarantor and substantially in the form attached hereto as Exhibit B, pursuant to which Guarantor certifies, based upon financial statements of Guarantor, either that the Financial Requirements were or were not satisfied on December 31 of the immediately previous year; provided that, if the Financial Requirements were not satisfied, then: (i) pursuant to such certificate, Guarantor also shall certify, based upon financial statements of Guarantor: (A) Guarantor’s net worth; and (B) the value of the liquid assets owned by Guarantor; and (ii) such certificates shall be accompanied by financial statements and such other financial information as CRC reasonably may request. CRC agrees that, during any period in which the financial statements and other financial information provided by Guarantor are not publicly or generally available or accessible, the information contained in the certificate required pursuant to this Subsection is “[C]onfidential financial information obtained, upon request, from a person . . . .” and, accordingly, pursuant to Indiana Code § 5-14-3-4(a)(5), may not be disclosed by CRC; provided that Guarantor agrees that CRC may share such information with its consultants, so long as such consultants agree to maintain the confidentiality thereof.

(j)            Guarantor has not: (i) instituted or consented to any proceedings: (A) in insolvency or bankruptcy; (B) for the adjustment, liquidation, extension, or arrangement of debts; or (C) for any other relief; under any Law with respect to the relief or reorganization of debtors; (ii) been adjudicated as bankrupt, filed an answer admitting bankruptcy or insolvency, or in any manner been adjudged insolvent; (iii) made an assignment for the benefit of creditors; or (iv) admitted in writing an inability to pay debts as they become due.

(k)           Guarantor shall maintain its existence during the Term.

4.             Continuing Liability. Notwithstanding: (a) the incapacity, death, disability, dissolution, or termination of any Obligor or any other party; (b) the failure by CRC to file or enforce a claim (either in administration, bankruptcy, or some other proceeding) against any Obligor or any other party; and/or (c) any impairment, diminution, or loss of value of the SCC Site and/or the South Commercial Component; the liability of Guarantor with respect to the Guaranteed Obligations: (a) shall continue; and (b) shall not be limited or affected in any way. Guarantor shall not be released from liability hereunder if recovery from any Obligor or any other party: (a) becomes barred by any statute of limitations; or (b) otherwise is restricted, prevented, or unavailable.

5.             Waivers. Guarantor expressly waives: (a) demand, notice of demand and dishonor, protest and notice of protest, and nonpayment or nonperformance of the Guaranteed Obligations; and (b) diligence by CRC in: (i) enforcing the Guaranteed Obligations; (ii) the exercise of rights or remedies under the SCC Taxpayer Agreement, the First Phase Project Agreement, and/or the Master Project Agreement; or (iii) bringing suit against any of the Obligors, or any other party (including any other guarantors). CRC shall be under no obligation to: (a) notify Guarantor of: (i) its acceptance of this Guaranty; or (ii) the failure of the Obligors to fully perform any of the Guaranteed Obligations; or (b) use diligence in: (i) preserving the liability of any of the Obligors, or any other party (including any other guarantors); or (ii) bringing suit to enforce payment or performance of, or to collect, the Guaranteed Obligations. To the full extent allowed by the Laws, Guarantor waives all defenses: (a) given to sureties or guarantors at law or in equity, other than the actual payment and performance of the Guaranteed Obligations; and (b) based upon questions as to the validity, legality, or enforceability of the Guaranteed Obligations. The payment by Guarantor of any amount pursuant to this Guaranty shall not in any way entitle Guarantor to any right, title, or interest (whether by way of subrogation or otherwise) in and to: (a) any of the Guaranteed Obligations; (b) any proceeds thereof; or (c) any security therefor. Guarantor unconditionally waives: (a) any claim or other right now existing or hereafter arising against the Obligors or any other party that arises from, or by virtue of, the existence or performance of this Guaranty (including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, or to payment); and (b) any right to participate or share in any right, remedy, or claim of CRC.

6.             Rights. CRC, without: (a) authorization from, or notice to, Guarantor; and/or (b) impairing or affecting the liability of Guarantor hereunder; from time to time, at its discretion and with or without consideration, may: (a) alter, compromise, accelerate, or extend the time or manner for the payment or performance of the Guaranteed Obligations; (b) release, discharge, or increase the obligations of any Obligor; (c) add, release, discharge, or increase the obligations of any other endorsers, sureties, guarantors, or other obligors; (d) make changes of any sort whatsoever in the terms or conditions of: (i) payment or performance of the Guaranteed Obligations; or (ii) doing business with any Obligor, or any other party; (e) settle or compromise with the Developer, any other Obligor, or any other party on such terms and conditions as CRC may determine to be in its best interests; and (f) apply all funds received from any Obligor, or any other party against the payment of the Guaranteed Obligations (regardless of whether then due) as CRC may determine to be in its best interests, without in any way being required to: (i) marshal securities or assets; or (ii) apply all or any part of such moneys against any particular part of the Guaranteed Obligations. CRC is not required to retain, protect, exercise due care with respect to, perfect security interests in, or otherwise assure or safeguard any collateral or security for the Guaranteed Obligations. No exercise, or failure to exercise, by CRC of any right or remedy in any way shall: (a) affect: (i) any of the obligations of Guarantor hereunder; or (ii) any collateral or security furnished by Guarantor; or (b) give Guarantor any recourse against CRC.

7.             Action by CRC. CRC shall not be required to pursue any other rights or remedies before invoking the benefits of this Guaranty. Specifically, CRC shall not be required to exhaust its rights and remedies against any Obligor, or any other surety, guarantor, or other obligor. CRC may maintain an action on this Guaranty, regardless of whether: (a) any Obligor is joined in such action; or (b) a separate action is brought against any Obligor.

8.             Default. Guarantor absolutely and unconditionally covenants and agrees that, if there is an Event of Default with respect to the payment of all or any part of the Guaranteed Obligations, then, within three business days after receipt of written demand, Guarantor shall: (a) cure such Event of Default; and (b) reimburse CRC for all costs and expenses (including, without limitation, reasonable attorneys’ fees and court costs) actually incurred by CRC in: (i) exercising its rights and remedies under the SCC Taxpayer Agreement in connection with such Event of Default; and/or (ii) enforcing this Guaranty against Guarantor; which costs and expenses shall bear interest at the rate payable on the Bonds from the date incurred until the date paid; in each case without: (a) further notice of default or dishonor; and (b) any notice with respect to any matter or occurrence having been given to Guarantor previous to such written demand.

9.             Preference. If: (a) any payment by any Obligor in connection with the Guaranteed Obligations is held to constitute a preference under any bankruptcy law; or (b) CRC is required for any reason to refund any such payment, or pay the amount thereof to any party; then: (a) such payment by such Obligor to CRC shall not constitute a release of Guarantor from any liability under this Guaranty; (b) Guarantor shall pay the amount thereof to CRC within ten days after receipt of written demand; and (c) this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment.

10.           Subordinated Debt. Guarantor expressly agrees that: (a) all Subordinated Debt shall be subordinated to the Guaranteed Obligations; (b) it shall not receive or accept any payment from any Obligor with respect to the Subordinated Debt at any time from and after an Event of Default by an Obligor under the First Phase Project Agreement and/or the SCC Taxpayer Agreement, as the case may be; and (c) if it receives or accepts any payment from any Obligor on the Subordinated Debt in violation of this Section, then Guarantor shall: (i) hold such payment in trust for CRC; and (ii) immediately turn such payment over to CRC, in the form received, to be applied to the Guaranteed Obligations. Notwithstanding the foregoing, for so long as Guarantor is a Real Estate Investment Trust, the limitation on receipt or acceptance of any payment from any Obligor pursuant to this Section shall not apply to any distributions to Guarantor to the extent reasonably required for Guarantor to comply with distribution requirements imposed by Law and applicable to Real Estate Investment Trusts.

11.           Governing Law. This Guaranty shall be deemed to have been made under, and shall be governed by, the laws of the State of Indiana. All proceedings arising in connection with this Guaranty shall be tried and litigated only in the state courts in Hamilton County, Indiana, or the federal courts with venue that includes Hamilton County, Indiana. Guarantor waives, to the extent permitted under applicable law: (a) the right to a trial by jury; and (b) any right Guarantor may have to: (i) assert the doctrine of "forum non conveniens"; or (ii) object to venue.

12.           Binding Effect. This Guaranty shall: (a) bind Guarantor and its successors, assigns, and legal representatives; and (b) inure to the benefit of all transferees, credit participants, endorsees, successors, and assigns of CRC; provided that, except in the case of an assignment to a Qualified Entity under circumstances in which the Guarantor Replacement Conditions are satisfied: (a) Guarantor, without the prior written consent of CRC, shall not assign or transfer this Guaranty or any of its obligations hereunder, including, without limitation, that Guarantor shall not: (i) attempt any such assignment or transfer; (ii) engage in or permit any transaction or series of transactions that effectively would result in such an assignment or transfer; or (iii) permit any such assignment or transfer to occur by operation of law or court order; and (b) any such attempted or purported assignment or transfer shall be void and have no force or effect. As the status or identity of the parties owning the SCC Site and the South Commercial Component, the status and identity of the Obligors shall change automatically, without any action by any party, so that: (a) each Obligor referenced in this Guaranty is the owner of the SCC Site and/or the South Commercial Component and bound by the SCC Taxpayer Agreement; and (b) each owner of the SCC Site and/or the South Commercial Component is an Obligor and bound by the SCC Taxpayer Agreement.

13.           Miscellaneous. The rights of CRC hereunder are cumulative and shall not be exhausted: (a) by its exercise of any of its rights and remedies against Guarantor under this Guaranty or otherwise; or (b) by any number of successive actions; until and unless each and all of the obligations of Guarantor under this Guaranty have been paid, performed, satisfied, and discharged in full. This Guaranty shall not be modified or amended, except by a writing signed by CRC and Guarantor. At the request of CRC, accompanied by execution copies, Guarantor shall execute and deliver a memorandum of this Guaranty for recording. All Exhibits are attached hereto and incorporated herein by reference. If this Agreement is executed in multiple counterparts, then all counterparts taken together shall constitute this Agreement. A facsimile counterpart of this Agreement shall be sufficient to evidence the binding agreement of each party to the terms hereof.

[Signature page to follow.]

IN WITNESS WHEREOF, Guarantor and CRC have executed this Guaranty as of the date set forth above.

GUARANTOR:

1st stREIT Office Inc.,

By:
Jeffrey Karsh, CEO

CRC:

THE CITY OF CARMEL REDEVELOPMENT COMMISSION

By:
William Hammer, President

AND

By:

Printed:

Title:

INDEX TO EXHIBITS

Exhibit A	SCC Increment Projections (year by year)

Exhibit B	Financial Requirements Certificate

EXHIBIT B

FINANCIAL REQUIREMENTS CERTIFICATE

The undersigned, on behalf of 1st stREIT Office Inc. (“Guarantor”) hereby certifies that:

1.              He or she is the CEO of Guarantor.

2.              In connection with this Certificate, the undersigned: (a) has provided to CRC copies of Guarantor’s financial statements for the calendar year ending December 31, 20___ (the “Financial Statements”); (b) has reviewed the Financial Statements; and (c) has no reasonable basis to doubt that the Financial Statements are true and accurate in all material respects.

3               Pursuant to that certain Replacement Taxpayer Agreements Guaranty (First Phase-Diamond) executed by and between The City of Carmel Redevelopment Commission (“CRC”) and Guarantor dated ____________________, 2023, Guarantor is obligated to certify as to whether the “Financial Requirements” (as defined in that certain Master Project Agreement executed by and between CRC and Midtown Carmel Development, L.L.C., dated May 18, 2016, as amended), were satisfied as of December 31 of the year with respect to which the Financial Statements pertain (the “Preceding Year”).

4.              Based upon the Financial Statements, the Financial Requirements were satisfied as of December 31 of the Preceding Year.

Or

4.             Based upon the Financial Statements, the Financial Requirements were not satisfied as of December 31 of the Preceding Year.

5.             Based upon the Financial Statements: (a) Guarantor’s net worth, determined in a manner consistent with the definition of Financial Requirements, is $_________; and (b) the value of the liquid assets owned by Guarantor, determined in a manner consistent with the definition of Financial Requirements, is $_________.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of Guarantor this ___ day of _________, 2023.

GUARANTOR:

1st stREIT Office Inc.,

By:
Jeffrey Karsh, CEO